Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
June 7, 2006

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

150 Lucius Gordon Drive, Suite 115
West Henrietta, New York 14586
(Address of principal executive offices)

(585) 214-8005
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment to our Current Report on Form 8-K, originally filed October 20, 2006, to disclose the dates on which our Board of Directors concluded that previously filed financial statements and related financial information should no longer be relied upon.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Restatement and non-reliance

On October 20, 2006 we filed amendments to our Annual Report on Form 10-KSB for the year ended December 31, 2005, originally filed on February 17, 2006 and to our Quarterly Reports on Form 10-QSB for the periods ended March 31, 2006 and June 30, 2006, originally filed on May 15, 2006 and August 21, 2006, respectively, to amend and restate financial statements and other financial information for the year 2005 and for each of the quarters ended March 31, 2006 and June 30, 2006. Previously, on June 26, 2006, we filed amendments to our Annual Report on Form 10-KSB for the year ended December 31, 2005 and our Quarterly Report on Form 10-QSB for the period ended March 31, 2006 to amend and restate financial statements and other financial information for the periods covered by such reports.

We filed these amendments with respect to (i) changes to the financial statements with respect to accounting for: certain share-based compensation expense, the impact of changing the expiration date of a warrant granted to SBI USA, the recognition of other income upon the receipt of the Atlas Mining warrant, and for the issuance of common stock for services in the first quarter of 2006 and (ii) expansion and clarification of certain footnotes. These restatements had no effect on our cash position for any of these periods.

The effects of these restatements are: (i) a $21,266 increase to the Net Loss for the twelve months ended December 31, 2005, (ii) an $878,356 increase to the Net Loss for the three months ended March 31, 2006 and (iii) a $145,700 increase in the Net Loss for the three month period ended June 30, 2006.

The restatements to the Company’s previously filed Net Loss from Operations are comprised of the following:

	As Reported	Amendment #1	Amendment #2	Restated
For the twelve months ended December 31, 2005	$ 2,645,156	$ 72,151	($ 50,925)	$ 2,666,382
For the three months ended March 31, 2006	$ 754,904	$ 276,018	$ 602,338	$ 1,633,260
For the three months ended June 30, 2006	$ 1,515,469	$ 145,700		$ 1,661,169

In light of the restatements, readers should no longer rely on our previously filed financial statements and other financial information for the 2005 year and for the first and second quarters of 2006.

Background

On May 4, 2006, we received a letter from the Staff of the Securities and Exchange Commission commenting on the Registration Statement on Form SB-2 (File No. 333-133005) which we had filed with the Commission on April 5, 2006. Certain of those comments related to the presentation of information included in our previously filed Annual Report on Form 10-KSB for the year ended December 31, 2005 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006. As a result of these comments, we revised certain of our calculations utilizing the Black-Scholes valuation model, specifically relating to share-based compensation expense and the valuation of the change in fair market value resulting from a modification of a previously issued warrant. The Consolidated Statements of Operations for December 31, 2005 and March 31, 2006 were amended on June 26, 2006 to reflect the following items:

(i)
changes in fair-market value for options granted to non-employees, resulting in an increase in share-based compensation costs of $5,556 and $211,295 in the twelve and three-month periods ending December 31, 2005 and March 31, 2006, respectively;

(ii)	increase in share-based compensation costs for employee option grants of $64,723 in the three-month period ending March 31, 2006; and
(iii)	recognition $66,595 in increase costs resulting from the extension of the expiration date on the warrant granted to SBI USA on December 19, 2005.

On June 26, 2006, we filed an amended Annual Report on Form 10-KSB/A for the year ended December 31, 2005 and an amended Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2006, which reports included restated financial statements in response to the items addressed in the Staff’s May 4, 2006 letter. We did not file a Report on Form 8-K reporting our conclusion that, as a result of the restatements included in our amended Annual Report on Form 10-KSB/A and our Quarterly Report on Form 10-QSB/A filed June 26, 2006, previously filed financial statements and related financial information should no longer be relied upon, although our Board of Directors had determined on June 7, 2006 that such previously filed financial statements and information should no longer be relied upon.

In response to certain other comments contained in the Staff’s May 4, 2006 letter, on July 7, 2006, we withdrew our Registration Statement on Form SB-2 (File No. 333-133005). Subsequently, on July 10, 2006, we filed a new Registration Statement on Form SB-2 (File No. 333-135667). The financial statements included in our new registration statement reflected the restatements included in the amended Annual Report on Form 10-KSB/A for the year ended December 31, 2005 and the amended Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2006 which we had filed on June 26, 2006.

On August 11, 2006, we received a letter from the Staff of the Securities and Exchange Commission commenting on the Registration Statement on Form SB-2 (File No. 333-135667) which we had filed with the Commission on July 10, 2006. Certain of those comments related to the presentation of information included in our previously filed Annual Report on Form 10-KSB for the year ended December 31, 2005 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, each as amended on June 26, 2006. As a result of these comments, we further revised certain of our calculations utilizing the Black-Scholes valuation model, specifically relating to share-based compensation expense and the valuation of the change in fair market value resulting from a modification of a previously issued warrant and to the accounting for the receipt of the Atlas Mining warrant on January 28, 2005. The Consolidated Statements of Operations for December 31, 2005, March 31, 2006 and June 30, 2006 were amended on October 20, 2006, to reflect the following items:

(i)
the elimination of a liquidity adjustment in measuring share-based compensation costs, resulting in $57,228, $579,838 and $123,200 of additional costs in the twelve and three-month periods ending December 31, 2005, March 31, 2006 and June 30, 2006, respectively;

(ii)
the recognition of income upon the receipt of the Atlas mining warrant on January 28, 2005 and the reversal of research and development credits amortized in 2005, resulting in a decrease to Net loss of $90,000 for the twelve month period ended December 31, 2005 and an increase in the Net loss of $22,500 in each of the three-month periods ended March 31, 2006 and June 31, 2006; and

(iii)
a further revision to the Black-Scholes estimate measuring the change in the fair-market value resulting from the extension of the expiration of the SBI USA warrant, resulting in a decrease in Net loss of $18,153 for the twelve months ended December 31, 2005.

Our management and the Audit Committee of our Board of Directors have discussed the matters disclosed in this current report on Form 8-K with Goldstein Golub Kessler LLP, our independent registered public accounting firm. As a result of this discussion, management recommended to the Audit Committee that previously filed financial results be restated to reflect the correction of the errors identified in the comment letters from the Commission’s Staff. The Audit Committee agreed with this recommendation. Pursuant to the recommendation of the Audit Committee, our Board of Directors determined on October 19, 2006 that our previously issued financial results for the year ended December 31, 2005 and for the periods ended March 31, 2006 and June 30, 2006 be restated and, in light of this restatement, that the previously-filed financial statements and related financial information should no longer be relied upon.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

By:	/s/ Kathleen A. Browne
Date: October 26, 2006	Kathleen A. Browne
Chief Financial Officer